REPORT OF INDEPENDENT CERTIFIED
  PUBLIC ACCOUNTANTSON INTERNAL
  CONTROL STRUCTURE
  The Board of Trustees
  Professionally Managed Portfolios
  Glendora, California
  In planning and performing our audits of the financial statements of The Perkins Opportunity Fund, The Perkins Discovery Fund, the Hodges Fund, the Pro-Conscience
  Women's Equity Mutual Fund, the James C. Edwards
  Equity Masters Fund, and the Avondale Hester Total
  Return Fund, for the period ended March 31, 2000, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements
  and to comply with the requirements of Form N-SAR,
  not to provide assurance on the internal control structure. The management of the Funds is responsible for establishing and maintaining an internal control
  structure.   In fulfilling this responsibility, estimates
  and judgments by management are required to assess
  the expected benefits and related costs of internal
  control structure policies and procedures.   Two of
  the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with
  management's authorization and recorded properly
  to permit preparation of financial statements in
  conformity with generally accepted accounting principles. Because of inherent limitations in any internal control structure, errors or irregularities may occur and not
  be detected.   Also, projection of any evaluation of the
  structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may
  deteriorate.
  Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute
  of Certified Public Accountants.   A material
  weakness is a condition in which the design or
  operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that
  would be material in relation to the financial
  statements being audited may occur and not
  be detected within a timely period by employees
  in the normal course of performing their assigned
  functions.   However, we noted no matters
  involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of March 31, 2000.
  This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.
     TAIT, WELLER & BAKER
  Philadelphia, Pennsylvania
  April 20, 2000